SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2011

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-171789	14-1820954
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

1112 Weston Road, Unit 278
Weston, FL 33326
Address of Principal Executive Offices)

847-386-1384
(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Copies to:
David Manno, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2011, the Company entered into a promissory note extension agreement (the “June 2010 Note Extension Agreement”) with Lanktree Consulting Corporation (“Lanktree”), effective as of December 24, 2010. Pursuant to the June 2010 Note Extension Agreement:

•	The maturity date of the promissory note, dated June 24, 2010, issued by the Company to Lanktree (the “June 2010 Note”), was extended to December 24, 2011.

•	The rate at which interest on the June 2010 Note will accrue was reduced from 12% to 9% per annum.

•	The Company agreed to issue to Lanktree 25,000 shares of common stock (as adjusted for the Company’s 200-to-1 reverse stock split).

On February 24, 2011, the Company entered into a promissory note extension agreement (the “September 2007 Note Extension Agreement”) with Lanktree, effective as of January 1, 2011. Pursuant to the September 2007 Note Extension Agreement:

•	The maturity date of the promissory note, dated September 28, 2007, issued by the Company to Lanktree (the “September 2007 Note”), was extended to June 30, 2011.

•	The parties agreed that the outstanding balance on the September 2007 Note as of the effective date of the September 2007 Note Extension Agreement is equal to $380,000.

•	Interest will accrue on the September 2007 Note in an amount equal to $3,800 per month (assuming the entire balance of $380,000 is outstanding for such month).

•	The Company agreed to issue to Lanktree an additional 110,000 shares of common stock (as adjusted for the Company’s 200-to-1 reverse stock split).

On February 25, 2011, the Company sold a promissory note, in the principal amount of $25,000, to Lanktree. The note bears interest at 12% per annum, payable monthly, and matures on May 25, 2011. Commencing three months after issuance, principal and interest on the note will be convertible into common stock at a fixed conversion price of $6.60 (as adjusted for the Company’s 200-to-1 reverse stock split).

On March 24, 2011, the Company entered into a securities purchase agreement with Daniel Schreiber SEP IRA (“Schreiber”), pursuant to which the Company sold to Schreiber 15,000 shares of common stock, and seven-year warrants to purchase 400,000 shares of common stock at an exercise price of $0.0001, for an aggregate purchase price of $60,000. The warrants may be exercised on a cashless basis. The warrants may not be exercised to the extent such exercise would cause the holder’s beneficial ownership of the Company’s common stock to exceed 4.99%.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 16, 2011, the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class, acting by written consent approved an amendment to the Company’s articles of incorporation, to effect a 200-to-1 reverse stock split. 5,220,465,920 votes were voted in favor of the amendment, out of an aggregate of 7,209,387,830 total votes, representing 72.4% of the total votes. Effective March 21, 2011, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of Nevada to effect the 200-to-1 reverse stock split.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation, effective March 21, 2011

10.1	Securities Purchase Agreement, dated March 24, 2011, between the Company and Schreiber

10.2	Common Stock Warrant, dated March 24, 2011, issued by the Company to Schreiber

10.3	Promissory Note Extension Agreement, effective as of December 24, 2010, between the Company and Lanktree

10.4	Promissory Note Extension Agreement, effective as of January 1, 2011, between the Company and Lanktree

10.5	Promissory Note, dated February 25, 2011, issued to Lanktree

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

By	/S/ Christopher F. Tirotta
Christopher F. Tirotta, Chief Executive Officer

Date: March 29, 2011